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                                                                                        EXHIBIT 21
                        SUBSIDIARIES OF BANTA CORPORATION
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                                                  OWNERSHIP BY
                                                BANTA CORPORATION             STATE OR JURISDICTION
                                                 OR ONE OF ITS                  OF INCORPORATION
LIST OF SUBSIDIARIES                              SUBSIDIARIES                   OR ORGANIZATION
--------------------                            -----------------                ---------------
Banta Direct Marketing, Inc.                          100%                       Minnesota
Banta Europe BV                                       100%                    The Netherlands
Banta Healthcare Group, Ltd.                          100%                       Wisconsin
Banta Security Printing, Inc.                         100%                       Wisconsin
Banta Global Turnkey B.V.                             100%                    The Netherlands
Banta Global Turnkey Ltd.                             100%                        Ireland
Banta Global Turnkey Ltd.                             100%                       Scotland
Banta Packaging & Fulfillment, Inc.                   100%                       Wisconsin
Banta Specialty Converting, Inc.                      100%                       Wisconsin
Danbury Printing & Litho, Inc.                        100%                       Minnesota
KnowledgeSet Corporation                              100%                      California
Banta Integrated Media - Cambridge, Inc               100%                     Massachusetts
United Graphics Inc.                                  100%                      Washington
Wrapper, Inc.                                         100%                       Wisconsin
Banta Publications-Greenfield, Inc.                   100%                         Ohio
Banta Direct Marketing-Berkeley, Inc.                 100%                       Minnesota
Omnia I, Inc.                                         100%                       Delaware
Meadows Information Systems, Inc.                     100%                       Wisconsin
Greenfield Holdings Corp.                             100%                     Pennsylvania
Banta Cayman Islands Corp.                            100%                    Cayman Islands
Type Designs, Inc.                                    100%                        Georgia
Ad Run Around, Inc.                                   100%                        Georgia
Banta Holding Corp.                                   100%                       Wisconsin
Banta Hong Kong,Ltd.                                  100%                       Hong Kong
Banta Global Turnkey (Singapore) Pte. Ltd.            100%                       Singapore
Banta Canada Ltd.                                     100%                        Canada
Banta Southeastern, Inc.                              100%                       Tennessee
Banta Finance Corporation                             100%                       Minnesota
Banta Global Turnkey - Guadalajara Sde RL de CV       100%                        Mexico
BGT Services, Guadalajara Sde RL de CV                100%                        Mexico
BGT - US, LLC                                         100%                       Wisconsin
Banta Global Turnkey, Ltd.                            100%                   Texas Partnership
Banta DCM, Inc.                                       100%                       Wisconsin
Banta G. Imagen, S. de R.L. de C.V.                    50%                        Mexico
Morgan Impresores                                      30%                         Chile
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